EXHIBIT 99.1
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[EPICEPT CORPORATION LOGO]


CONTACTS


EPICEPT CORPORATION:                          INVESTORS:
Robert W. Cook                                LIPPERT/HEILSHORN &
(914) 606-3500                                ASSOCIATES
rcook@epicept.com                             Kim Sutton Golodetz
                                              (212) 838-3777
                                              kgolodetz@lhai.com

                                              or
                                              Bruce Voss
                                              (310) 691-7100
                                              bvoss@lhai.com




MEDIA:
FEINSTEIN KEAN HEALTHCARE
Greg Kelley
(617) 577-8110
gregory.kelley@fkhealth.com



            EPICEPT CORPORATION ANNOUNCES PRICING OF PUBLIC OFFERING


TARRYTOWN, N.Y. - OCTOBER 10, 2007 - EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) announced today the pricing of a public offering of approximately 4.26 million shares of its common stock at $1.88 per share and five-year warrants to purchase up to approximately 2.13 million shares of common stock at an exercise price of $1.88 per share. EpiCept will receive approximately $7.3 million in net proceeds from the offering. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (OTC BB:
RDRN) acted as lead placement agent and BMO Capital Markets Corp. acted as co-placement agent in the public offering. EpiCept intends to use the net proceeds for general corporate purposes.

The public offering is being made pursuant to an effective registration statement. The public offering may be made only by means of a prospectus and prospectus supplement. A copy of the prospectus supplement relating to the common stock and warrants can be obtained from Rodman & Renshaw LLC, 1270 Avenue of the Americas, New York, NY 10020, or by telephone (212) 356-0500 and BMO Capital Markets Corp., Attn: Prospectus Delivery Department at 3 Times Square, New York, NY 10036, or by telephone (212) 702-1969. An electronic copy of the prospectus and prospectus supplement will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

This press release is neither an offer to sell, nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



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October 10, 2007
Page 2



ABOUT EPICEPT CORPORATION
EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.


FORWARD-LOOKING STATEMENTS
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that the proposed public offering will not be consummated, the risks associated with our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU or that Ceplene, if approved, will not achieve significant commercial success, the risk that Myriad's development of Azixa will not be successful, the risk that Azixa will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC 2407 will not be successful, that NP-1 or EPC 2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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EPCT-GEN